Exhibit 10.16

MULTIVIR, INC.

CREDIT FACILITY AGREEMENT

This Credit Facility Agreement, dated effective as of December 4, 2014 (the “Effective Date”) is entered into by and among MultiVir, Inc., a Delaware corporation (the “Company”), and the Lender set forth on the signature page hereto (the “Lender”).

RECITALS

A. On the terms and subject to the conditions set forth herein, the Lender is willing to lend to the Company under a credit facility (the “Credit Facility”) up to an aggregate of $10,000,000, in exchange for the issuance by the Company to the Lender of a promissory note in the aggregate principal amount of the actual amount lent from time to time, along with a related warrants to acquire shares of the Company’s capital stock

B. Capitalized terms not otherwise defined herein shall have the meanings set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	The Note and Warrants.

(a) Credit Facility. Subject to all of the terms and conditions hereof, the Company and the Lender agree to enter into this Credit Facility, under which the Company may draw up to $10,000,000, from time to time, at any time period prior to December 31, 2016, in minimum increments of $10,000 per draw, upon thirty (30) business days’ notice to the Lender, given in writing or by fax or by email. The amount of each draw shall be apportioned as set forth on Schedule I (the “Lender Commitment”).

(b) Issuance of Notes. Draws upon the Credit Facility shall be evidenced by a subordinated promissory note in the form of Exhibit A hereto (the “Note”), which the Company shall issue to the Lender. The principal amount outstanding from time to time under the Note shall be the total amount lent by the Lender, as indicated on a Schedule of Amounts of Drawn attached to such Note (the “Outstanding Principal”). The obligations of the Company and the Lender under the Note are several and not joint.

(c) Issuance of Warrants. Concurrently with the issuance of the Note to the Lender and with each draw under the Credit Facility in accordance with Section 1(a), the Company will issue to the Lender a warrant in the form attached hereto as Exhibit B (together, the “Warrants”). Each Warrant will entitle the Lender to purchase a number of shares of the Company’s Common Stock equal to 8% of each draw under the corresponding Credit Facility in accordance with Section 1(a) and reflected in the Schedule of Amounts Drawn attached to the Note. The exercise price of the Warrants shall be $12.50 per share (the “Exercise Price”). The parties agree that a portion of the issue price of the investment unit consisting of the Note and the Warrant equal to the fair market value of the Warrant (which the Company and the Lender agree is $0.01 per share) shall be allocated to the Warrant, and the balance shall be allocable to the Note.

(d) Delivery. The issuance of the Note and initial Warrant shall take place at such place and time as the Company and the Lender may determine (the “Issuance Time”). At such time, the Company will deliver to the Lender a Note and initial Warrant in exchange for the Lender’s commitment to funding the Credit Facility and at the time of each draw under the Credit Facility, the Company will deliver to the Lender and additional Warrant in accordance with Section 1(c). The Note and Warrants will be registered in the Lender’s name in the Company’s records.

(e) Use of Proceeds. Amounts draw upon the Credit Facility shall be used for general corporate purposes.

(f) Payments. The Company will make all cash payments due under the Note in immediately available funds by 1:00 p.m. Eastern time on the date such payment is due at the address for such purpose specified below the Lender’s name on Schedule I hereto, or at such other address, or in such other manner, as the Lender or other registered holder of a Note may from time to time direct in writing.

2. Representations and Warranties of the Company. The Company represents and warrants to the Lender that:

(a) Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted and as currently proposed to be conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed would have a material adverse effect on the Company’s business.

(b) Authority. The execution, delivery and performance by the Company of this Agreement, the Note and Warrants (collectively, the “Transaction Documents”), and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c) Enforceability. This Agreement has been duly executed by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. At the time of the Note and Warrants issuance hereunder, the Note and Warrants will have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The execution and delivery by the Company of the Transaction Documents and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s Certificate of Incorporation or Bylaws (collectively, the “Charter Documents”) or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property or asset of the Company or the suspension, revocation, forfeiture or nonrenewal of any material permit, license or approval applicable to the Company or any of its assets or properties.

(e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (as such term is defined in the Note) (including,

without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents by the Company and the performance and consummation of the transactions contemplated thereby by the Company.

(f) No Violation or Default. The Company is not in violation of or in default with respect to (i) its Charter Documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; or (ii) any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company’s business.

(g) Offering. Assuming the accuracy of the representations and warranties of the Lender contained in Section 3 below, the offer, issue, and sale of the Note and Warrants are, and will be, exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), and registered or qualified (or exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

(h) Capitalization.

(i) As of September 30, 2014 (the “Capitalization Date”), the authorized capital stock of the Company consisted of 20,000,000 shares of Common Stock, of which 10,000,000 shares were issued and outstanding.

(ii) The Company had reserved an aggregate of 2,000,000 shares of Common Stock for issuance to employees, consultants, other advisors and directors pursuant to its 2014 Stock Plan, under which options to purchase 1,382,750 shares were issued and outstanding as of the Capitalization Date.

(i) Financial Statements. The Company has made available to the Lender, upon request, its unaudited financial statements for the fiscal year ended December 31, 2013 and its unaudited financial statements for the six-month period ended June 30, 2014 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements are complete and correct in all material respects and fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2014 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

(j) Title to Properties and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

(k) Litigation. There is no action, suit, proceeding or investigation pending, or currently threatened, against the Company, including without limitation, any action that questions the validity of the

Transaction Documents, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby and thereby, or which, either in any case or in the aggregate, might have a material adverse effect, which might result in any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, or which might result in any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

(l) Disclosure. Neither this Agreement nor any other agreement (including the other Transaction Documents), document, certificate or written statement furnished to the Lender or its counsel by or on behalf of the Company in connection with the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits to state a material fact relating directly to the Company or its subsidiaries necessary in order to make the statements contained herein or therein not misleading. There is no fact within the knowledge of the Company which has not been disclosed herein or in writing to the Lender and which taken by itself would constitute a circumstance having, or could reasonably be expected to have, a material adverse effect.

3. Representations and Warranties of Lender. The Lender represents and warrants to the Company as of the Effective Date as follows:

(a) Binding Obligation. The Lender has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of this Agreement and the Note and Warrants issued to the Lender is a valid and binding obligation of the Lender, enforceable against the Lender in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) Securities Law Compliance. The Lender has been advised that the sale and issuance of the Note and Warrants has not been registered under the Securities Act, or any state securities laws and, therefore, the Note and Warrants cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Lender is aware that the Company is under no obligation to effect any such registration with respect to the Note or Warrants or to file for or comply with any exemption from registration in connection with any resale of the Note or Warrants. The Lender has not been formed solely for the purpose of making this investment and is purchasing the Note and Warrants to be acquired by the Lender hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. The Lender has such knowledge and experience in financial and business matters that the Lender is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. The Lender is an accredited Lender as such term is defined in Rule 501 of Regulation D under the Securities Act.

(c) Access to Information. The Lender acknowledges that, to the Lender’s knowledge, the Company has given the Lender access to the corporate records and accounts of the Company and to all information in the Company’s possession relating to the Company, has made its officers and representatives available for interview by the Lender, and has furnished the Lender with all documents and other information requested by the Lender for the Lender to make an informed decision with respect to the purchase of the Note and Warrants.

(d) Investment Experience. The Lender is a Lender in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Note. If other than an individual, the Lender also represents it has not been organized solely for the purpose of acquiring the Note.

(e) Exculpation. The Lender acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Lender agrees that neither the Lender nor the respective controlling Persons, officers, directors, partners, agents, or employees of the Lender shall be liable to any other Lender for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the securities contemplated hereby.

4. Covenants; Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the Lender.

(b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware as such laws apply to contracts entered into and wholly to be performed therein by residents of such state.

(c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement, provided, however, that the covenants and agreements set forth in Section 4(e) shall terminate in all respects upon the repayment in full of the Note and exercise of the Warrants issued hereunder.

(d) Successors and Assigns. The rights and obligations of the Company and the Lender shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e) Replacement of the Notes and Warrants. The Company will keep, at its principal executive office, books for the registration of the Note and Warrants. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the Note or Warrants and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (ii) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note or Warrants executed in the same manner as the Note or Warrants being replaced, and, in the case of the Note, in the same principal amount as the unpaid principal amount of the Note and dated the date to which interest shall have been paid on the Note or, if no interest shall have yet been so paid, dated the date of the Note

(f) Tax Withholding. Notwithstanding any other provision of this Agreement, the Company shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable pursuant to this Agreement such amounts as may be required to be deducted or withheld therefrom under any provision of applicable law, and to request and be provided any necessary tax forms and information, including Internal Revenue Service Form W-9, Form W-8BEN, or Form W-8BEN-E as applicable, from each beneficial owner of the Notes. To the extent such amounts are so deducted or withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts otherwise would have been paid.

(g) Entire Agreement. This Agreement together with the Note and Warrants constitutes and contain the entire agreement among the Company and the Lender and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party as follows: (i) if to the Lender, at such Lender’s address or facsimile number set forth on the appropriate schedule to this Agreement, or at such other address as the Lender shall have furnished the Company in writing, or (ii) if to the Company, at its corporate headquarters, Attn: Chief Financial Officer or at such other address or facsimile number as the Company shall have furnished to the Lender in writing, with a copy to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304, Attn: Herbert Fockler. All such notices and communications will be deemed effectively given upon the earlier of (i) actual receipt, or (ii) (A) the time of delivery, if delivered personally, (B) the business day of transmission by facsimile, if transmitted during normal business hours of the recipient, or if transmitted after hours, then upon the next business day following transmission (in each case with confirmation of receipt and copy by first class mail or overnight courier), (C) one (1) business day after the business day of deposit with an overnight courier service of recognized standing for next business day delivery, freight prepaid, or (D) three (3) business days after the business day of deposit in the U.S. mail, first class with postage prepaid.

(i) Expenses. Each party hereto shall bear its own expenses in connection with the preparation, negotiation and effectuation of the transactions contemplated by this Agreement.

(j) Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(k) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

[Signature Page Follows]

The parties have caused this Credit Facility Agreement to be duly executed and delivered by their proper and duly authorized officers effective as of the Effective Date.

COMPANY:

MULTIVIR, INC.
a Delaware corporation

By:	/s/ Robert E. Sobol
	Name:	Robert E. Sobol
	Title:	Chief Executive Officer

[Signature Page to Credit Facility Agreement]

The parties have caused this Credit Facility Agreement to be duly executed and delivered by their proper and duly authorized officers effective as of the Effective Date.

LENDER:

POPE INVESTMENTS II LLC

By:	Pope Asset Management LLC

By:	/s/ William Wells
Managing member

[Signature Page to Credit Facility Agreement]

SCHEDULE I

SCHEDULE OF LENDERS

Name and Address	Relative Portion of Each Draw	Maximum Principal Amount of Note	Maximum Initial Value of Warrants Shares
Pope Investments II LLC 5100 Poplar Avenue Suite 805 Memphis, Tennessee 38137	100%	$10,000,000.00	$800,000

	100%	$10,000,000.00	$800,000

EXHIBIT A

FORM OF PROMISSORY NOTE

EXHIBIT B

FORM OF WARRANT